Exhibit 99.1

Corvus Gold Begins Phase II Exploration Drill Program, North Bullfrog Project, Nevada

TSX: KOR  OTCQX: CORVF

VANCOUVER, Aug. 11, 2015 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces the start of its Phase II 2015 drill program at the North Bullfrog Project, Nevada on August 11th. The 8,000 metre reverse circulation (RC) drill program will focus on two main areas 1) Testing new high-grade discovery targets in the large unexplored Eastern Steam-heated Zone; 2) Defining new high-grade systems similar to the recent YellowJacket discovery in and around the large resource areas in the NW part of the property (Figure 1).  The program will follow-up on new geologic, structural and mineralization results from the initial spring 2015 phase I drilling program.

Jeff Pontius, President and CEO of Corvus Gold Inc. said "The positive results from Corvus Gold's preliminary economic assessment which incorporates the new high-grade YellowJacket discovery have demonstrated the high potential of the North Bullfrog District. New surface and drill hole exploration data linked to the gold depositional controls defined at YellowJacket has now outlined a number of prospective new discovery and potential resource expansion targets across the District.  The two pronged phase II drill program will focus on the evaluation of near-term high-grade resource expansion in the west and new large deposit discovery potential in the east.  We believe that the large new Eastern Steam-heated target area which covers some fourteen square kilometres has the potential to host additional YellowJacket or Bullfrog-type deposits.  This next round of exploration at North Bullfrog holds the potential to expand an existing, highly prospective, high margin deposit."

Western Target Areas

The phase II drill program will test a number of priority new discovery and resource expansion targets in and around the existing North Bullfrog deposits (Figure 2).  Two of these targets were tested in the early 2015 phase I, "proof of concept" drilling program, the results of which have confirmed the key structural and mineralization controls.  At the North Sierra Blanca target a northeast trending high level stockwork vein system returned +1 g/t gold intercepts from high level stockwork veining over several meters.  This new vein system appears to mirror the YellowJacket zone some 400 metres to the west (NR15-08: July 9, 2015).  At the Liberty target which is 500 metres south of the YellowJacket deposit, drilling has intersected a high level quartz stockwork vein system with high mercury values and low grade gold and silver which is characteristic of the tops of the YellowJacket system.  Follow up drilling will be conducted at both targets to evaluate these new stockwork systems at depth in the projected productive zones.

In addition, a number of other structural/high-grade targets will be tested in the greater Sierra Blanca and Jolly Jane areas including the Air Track/366 target (following up hole NB-13-366 with 20m of 1.03 g/t Au & 17.5m @ 1.26 g/t Au under shallow pediment cover, NR14-01, January 9, 2014) and North YellowJacket (Rhyolite Vein 11.3m @ 3.3 g/t Au, NR14-17: September 4, 2014).  The setting of the Jolly Jane is similar to the Sierra Blanca/YellowJacket deposits with two major bounding structural zones on the east and west sides of a large low-grade deposit.  It is believed that these structural zones could host similar high-grade mineralization to that at YellowJacket and will be initially tested in the phase II program.

Eastern Steam-heated Zone

Ongoing mapping and surface exploration has now expanded the Eastern Steam-heated alteration zone to 7 km along strike and approximately 2 km in width.  The core of this expanding target area has now been covered with a detailed soil survey with initial results indicating new areas of anomalous gold-silver mineralization linked to the major through going structures (Figure 3).  These new soil results will be an important addition to defining the location, scale and priority of phase II drill targets in the Eastern Zone as they link the large highly altered structural zones with potentially productive gold-silver mineralization.

Drilling at the Eastern Zone will start with the initial testing of the first group of target areas including: Alunite Hill, Spicerite Graben, Vinegaroon and Cat Hill.  These areas each include several individual targets each with potential to host significant deposits.  The Eastern Zone is an exploration opportunity over a District scale system that remains essentially unexplored.  Recent exploration work and analysis of the Eastern Steam-heated Zone by Dr. Richard Sillitoe, has refined and enhanced the targeting process and highlighted the potential of the belt in the context of other large productive epithermal belts in the world.  Dr. Sillitoe has been an important contributor to discoveries like the Fruta del Norte deposit in Equator, El Pinion deposits in Chile and Cerro Vangardia deposits in Argentina as well as many more.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 compliant mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).   The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of  0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.  Mineral resources that are not mineral reserves do not have demonstrated economic viability.

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see "Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada" dated June 16, 2015, which is available under Corvus Gold's sedar profile at www.sedar.com.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that form the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold's Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada.  In addition the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC").  All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

Image with caption: "Figure 1. North Bullfrog 2015 exploration target map (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20150811_C6054_PHOTO_EN_475509.jpg

Image with caption: "Figure 2: Geologic map of the Sierra Blanca Area outlining some of the key target areas to be tested in the 2015 phase II drilling program. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20150811_C6054_PHOTO_EN_475507.jpg

Image with caption: "Figure 3: new soil coverage for the core area of the Eastern Steam-heated zone. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20150811_C6054_PHOTO_EN_475505.jpg

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For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-888-770-7488 (toll free) or (604) 638-3246 /Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 08:00e 11-AUG-15